Exhibit 21

      FOOT LOCKER, INC. SUBSIDIARIES (1)

The following is a list of subsidiaries of Foot Locker, Inc. as of January 28, 2017, omitting some subsidiaries, which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State or Other Jurisdiction of Incorporation
Eastbay, Inc.	Wisconsin
FL Europe Holdings, Inc.	Delaware
FL Finance (Europe) Limited	Ireland
FL Finance Europe (US) Limited	Ireland
FLE C.V.	Netherlands
FLE CV Management, Inc.	Delaware
FLE Franchising Limited	Ireland
FLE Holdings Cooperatief U.A	Netherlands
FLE Logistics B.V.	Netherlands
FLE Partners C.V.	Netherlands
FLE Partners LLC	Delaware
Foot Locker Artigos desportivos e de tempos livres, Lda.	Portugal
Foot Locker Australia, Inc.	Delaware
Foot Locker Austria GmbH	Austria
Foot Locker Belgium B.V.B.A.	Belgium
Foot Locker Canada Co.	Canada
Foot Locker Corporate Services, Inc.	Delaware
Foot Locker Czech Republic s.r.o.	Czech Republic
Foot Locker Denmark B.V.	Netherlands
Foot Locker ETVE, Inc.	Delaware
Foot Locker Europe B.V.	Netherlands
Foot Locker Europe Holdings, S.L.	Spain
Foot Locker Europe.com B.V.	Netherlands
Foot Locker Europe.com GmbH	Germany
Foot Locker France S.A.S.	France
Foot Locker Germany GmbH & Co. KG	Germany
Foot Locker Greece Athletic Goods Ltd.	Greece
Foot Locker Hungary Kft	Hungary
Foot Locker Istanbul Sport Giyim Sanayi ve Ticaret LS	Turkey
Foot Locker Italy S.r.l.	Italy
Foot Locker Netherlands B.V.	Netherlands
Foot Locker New Zealand, Inc.	Delaware
Foot Locker Poland Sp. z o.o.	Poland
Foot Locker Retail Ireland Limited	Ireland
Foot Locker Retail, Inc.	New York
Foot Locker Scandinavia B.V.	Netherlands
Foot Locker Sourcing, Inc.	Delaware
Foot Locker Spain C.V.	Netherlands
Foot Locker Spain S.L.	Spain
Foot Locker Specialty, Inc.	New York
Foot Locker Stores, Inc.	Delaware
Foot Locker Switzerland LLC	Switzerland
Footlocker.com, Inc.	Delaware
Freedom Sportsline Limited	United Kingdom
RPG Logistics GmbH	Germany
Runners Point Administration GmbH	Germany
Runners Point B.V. & Co. K.G.	Germany
Runners Point Switzerland LLC	Switzerland
Sidestep GmbH	Germany
Team Edition Apparel, Inc.	Florida

(1)	Each subsidiary company is 100% owned, directly or indirectly, by Foot Locker, Inc. All subsidiaries are consolidated with Foot Locker, Inc. for accounting and financial reporting purposes.